U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2013

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2013, the Compensation Committee (the “Committee”) of our Board of Directors granted long term incentive awards under our 2005 Equity and Incentive Plan to Charles P. Dougherty, our Chief Executive Officer, Kenneth J. Galaznik, our Chief Financial Officer, and Joseph Callerame, our Senior Vice President and Chief Technology Officer.

Each award included two components: a restricted stock unit (the “RSU Award”) for a number of shares of our common stock having a value on the date of grant equal to 120% of the executive’s current base salary (in the case of Messrs. Dougherty and Galaznik) or 72% of his current base salary (in the case of Mr. Callerame), and a cash award (the “Cash Award”) in an amount equal to 80% of his current base salary (in the case of Messrs. Dougherty and Galaznik) or 48% of his current base salary (in the case of Mr. Callerame). The term of the awards (the “Term”) expires on March 31, 2018.

Vesting of each RSU Award and Cash Award (each an “Award”) is dependent on our attainment of company performance goals (the “Performance Goals”) in three areas: product revenue, excluding revenue from field service products (the “Revenue Goal”); return on net assets (the “RONA Goal”); and our release of new products meeting stated criteria (the “Product Release Goal”), with 33 1/3% of each Award being allocated to each performance goal. The goals are stated in terms of our organic performance, and the effects of acquisitions, if any, are disregarded in determining whether the goals have been attained.

If our performance in respect of any of the Performance Goals in any fiscal year exceeds thresholds stated in the awards, a portion of the Award allocated to that goal will vest, depending on the level of performance attained. As soon as practicable after the end of each fiscal year, the Committee will determine whether, and to what extent, the Performance Goals have been met for that fiscal year, and the applicable portion of the Award, if any, will then vest. Vesting of 100% of an Award will occur only if we meet all three Performance Goals at the highest level within the Term of the award.  If not all of the Performance Goals are fully met during the Term, 50% of the aggregate Award, less any amount previously vested, will vest at the end of the Term.

If the executive officer dies or retires on or before the end of the Term, then the percentage of the Award that has been accrued on our books as of the date of the executive’s death or retirement will vest immediately and the remainder of the Award will be automatically forfeited.  Retirement is defined as termination of employment at or after the age of sixty with an aggregate of five full years of service with our company.

In the event of a Change in Control of our company, as defined in the Awards, the Committee may require that any shares delivered, exchanged or otherwise paid in respect of outstanding and then unvested RSU Awards be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate, and with regard to any Cash Award, may in its discretion take one or more of the following actions: (i) provide for the acceleration of any vesting date, (ii) provide for payment to the undersigned of cash or other property with a fair market value equal to the amount that would have been received with respect to the Cash Award had the Cash Award fully vested upon the Change in Control, (iii) adjust the terms of the Cash Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Cash Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Committee may consider equitable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 21, 2013	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Kenneth J. Galaznik
Kenneth J. Galaznik
Senior Vice President, Chief Financial Officer and Treasurer